Exhibit 10.12

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

2018 EQUITY INCENTIVE PLAN

FORM OF NOTICE OF GRANT AND

RESTRICTED STOCK UNIT AGREEMENT

You have been granted RSUs (as defined below) in Superior Industries International, Inc. (the “Company”), each of which represents one share of the Company’s common stock, par value of $0.01 (“Common Shares”), subject to the terms and conditions of the Superior Industries International, Inc. 2018 Equity Incentive Plan (the “Plan”), and this Notice of Grant and Restricted Stock Unit Agreement (collectively, the “Notice and Agreement”). Unless otherwise defined in the Notice and Agreement, capitalized terms shall have the meanings set forth in the Plan.

Participant:
Number of Restricted Stock Units Granted (“RSUs”):
Grant Date:
Vesting Schedule (Period of Restriction):	Vesting Dates:	Vesting Percentages:
	[DATE(s)]	[__]%

By signing below, you accept this grant of RSUs and you hereby represent that you: (i) have reviewed the Plan and the Notice and Agreement, including Exhibit A, in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (ii) agree to the terms and conditions of the Plan and the Notice and Agreement; (iii) fully understand and accept all provisions hereof; (iv) agree to accept as binding, conclusive, and final all of the Administrator’s decisions regarding, and all interpretations of, the Plan and the Notice and Agreement; and (v) agree to notify the Company upon any change in your notice address indicated below.

AGREED AND ACCEPTED:

Signature:

Print Name:
Notice Address:

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1. Grant of Restricted Stock Units. The Company has granted to you the RSUs (as specified in the Notice of Grant on the preceding page (“Notice of Grant”)), subject to the terms and conditions of the Notice and Agreement (including the vesting conditions provided in Section 2 of the Notice and Agreement). Each RSU represents the right to receive one Common Share, subject to the terms of the Plan and the Notice and Agreement.

2. Period of Restriction and Vesting. During the Period of Restriction specified in the Notice of Grant, the RSUs shall be subject to the restrictions on transfer specified in Section 4 of the Notice and Agreement. The Period of Restriction shall expire as to the number of RSUs vested in the amount(s) and on the date(s) specified in the Vesting Schedule in the Notice of Grant (each, a “Vesting Date”). On each such Vesting Date, the applicable Common Shares underlying the vested RSUs, if any, shall be distributed to the Participant as soon as reasonably practicable, but in no event later than March 15 of the calendar year following the calendar year in which a Vesting Date occurs. Prior to the Vesting Date(s) specified in the Notice of Grant, the RSUs shall be defined in this agreement as “Unvested RSUs.”

3. Forfeiture of Unvested RSUs. Except as otherwise provided in Section 12.1 of the Plan or in the Participant’s employment agreement, if Participant ceases Continuous Service as an Employee, Consultant or Director for any reason, all Unvested RSUs shall be immediately forfeited. If the Participant breaches any of the restrictive covenants contained in Exhibit A, then the Participant shall forfeit any RSUs contemplated under the Notice and Agreement, whether or not vested or unvested and whether or not distributed to the Participant.

4. Restriction on Transfer. None of the RSUs or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the occurrence of the applicable Vesting Date. In addition, as a condition to any transfer of the Common Shares underlying vested RSUs after such Vesting Date, the Company may, in its discretion, require: (i) that the Common Shares shall have been duly listed upon any national securities exchange or automated quotation system on which the Common Shares may then be listed or quoted; (ii) that either (a) a registration statement under the Securities Act of 1933, as amended (“Securities Act”) with respect to the Common Shares shall be effective, or (b) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under the Securities Act and the Participant shall have entered into agreements with the Company as reasonably required; and (iii) fulfillment of any other requirements deemed necessary by counsel for the Company to comply with Applicable Law.

5. Restrictive Covenants. Notwithstanding anything to the contrary in the Notice and Agreement, to the extent permitted by applicable law, as a condition precedent to the Company granting you the RSUs, and in order to receive any Shares or other payments pursuant to Section 6, Participant must have complied with the restrictive conditions, as set forth on Exhibit A attached to the Notice and Agreement, through and including the Vesting Date and any post-employment restrictions that are applicable. For the avoidance of doubt, the restrictive conditions set forth on Exhibit A shall apply in addition to (and shall not be limited by the provisions of) any other non-competition, non-pooling, non-solicitation, confidentiality, non-disparagement or similar covenants or conditions to which the Participant is a party with the Company or any Affiliate thereof.

6. Distribution of Common Shares. The Company shall hold the Common Shares underlying the Unvested RSUs until the applicable Vesting Date. When a Vesting Date occurs, as soon as reasonably practicable, but in no event later than March 15 of the calendar year following the calendar year in which such Vesting Date occurs, the Company shall promptly distribute the applicable Common Shares to the Participant, if any, subject to the terms of the Plan and the Notice and Agreement.

7. Stockholder Rights. If the Company declares a cash dividend on its Common Shares, then, on the payment date of the dividend, the Participant will be credited with dividend equivalents equal to the amount of cash dividend per share multiplied by the number of RSUs credited (and that have not been distributed to the Participant) to the Participant through the record date. The dollar amount credited to the Participant under the preceding sentence will be credited to an account (“Account”) established for the Participant for bookkeeping purposes only on the books of the Company. The amounts credited to the Account will be credited as of the last day of each month with interest, compounded monthly, until the amount credited to the Account is paid to the Participant or is forfeited. The rate of interest credited under the previous sentence will be the prime rate of interest as reported by the Midwest edition of the Wall Street Journal for the second business day of each quarter on an annual basis. The balance in the Account will be subject to the same terms regarding vesting and forfeiture as the corresponding RSUs awarded under the Notice and Agreement, and will be paid in cash in a single sum at the time the corresponding RSUs vest and are distributed. If, from time to time prior to the Vesting Dates, there is (i) any stock dividend, stock split or other change in the Common Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, the number of RSUs (and Common Shares to which they relate) under the Notice and Agreement may be adjusted to reflect such transaction in accordance with the terms of the Plan.

8. Tax Consequences. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Notice and Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its employees or agents. The Participant understands that only the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by the Notice and Agreement.

9. Withholding. No later than the date as of which an amount first becomes includible as income of Participant for any income and/or employment tax purposes with respect to any RSUs, Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign income and/or employment taxes that are required by Applicable Law to be withheld with respect to such amount. Participant authorizes the Company to withhold from his or her compensation to satisfy any income and/or employment tax withholding obligations in connection with the award. If Participant is no longer employed by the Company at the time any applicable taxes are due and must be remitted by the Company, Participant agrees to pay applicable taxes to the Company, and the Company may delay distribution of the Common Shares underlying the RSUs until proper payment of such taxes has been made by Participant. Participant may satisfy such obligations under this Section 9 by any method authorized under the Notice and Agreement and the Plan.

10. General.

(a) The Notice and Agreement shall be governed by and construed under the laws of the State of Michigan.

(b) The Notice and Agreement and the Plan, which is incorporated herein by reference, represent the entire agreement between the parties with respect to the RSUs granted to the Participant. Except as provided in Section 10(a) of the Notice and Agreement, in which case, the Notice and Agreement control, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Notice and Agreement, the terms and conditions of the Plan shall prevail.

(c) Any notice, demand or request required or permitted to be delivered by either the Company or the Participant pursuant to the terms of the Notice and Agreement shall be in writing and shall be deemed given when delivered personally, deposited with an international courier service, or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to (i) the Participant at the addresses set forth in the Notice of Grant or as the Participant may request by notifying the Company in writing and (ii) the Company at its corporate headquarters to the attention of its Chief Financial Officer.

(d) The rights of the Company under the Notice and Agreement and the Plan shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assignees. The rights and obligations of the Participant under the Notice and Agreement may only be assigned with the prior written consent of the Company.

(e) Upon a request by the Company to the Participant, the Participant agrees to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of the Notice and Agreement.

(f) Participant acknowledges and agrees that the RSUs granted pursuant to the Notice and Agreement shall be vested only by providing Continuous Service through the Vesting Date(s) as an Employee, Consultant or Director, and not through the mere act of being hired or appointed to any of the foregoing positions.

EXHIBIT A: TO THE NOTICE OF GRANT AND

RESTRICTED STOCK UNIT AGREEMENT

To the extent permitted by applicable law, as a condition precedent to the Company granting you the RSUs, and in order to receive any Shares or other payments pursuant to such grant, Participant must have complied with the following restrictive conditions, through and including the Vesting Date and any post-employment restrictions that are applicable.

1. Nondisclosure and Nonuse of Confidential Information.

(a) Participant shall not use or disclose to any person, either during Participant’s Continuous Service or thereafter, any Confidential Information (as defined below) of which Participant is or becomes aware, whether or not such information is developed by him or her, for any reason or purpose whatsoever, nor shall he or she make use of any of the Confidential Information for his or her own purposes or for the benefit of any person except the Company or its Affiliates, except (i) to the extent that such disclosure or use is directly related to and required by Participant’s performance in good faith of duties assigned to Participant by the Company or an Affiliate thereof or (ii) to the extent required to do so by a court of competent jurisdiction. Participant will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. Participant shall deliver to the Company at the termination of Participant’s Continuous Service, or at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as defined below) of the Company or any Affiliate thereof that Participant may then possess or have under his or her control.

(b) “Confidential Information” means information that is not generally known to the public (including the existence and content of the Notice and Agreement) and that is used, developed or obtained by the Company or any of its Affiliates in connection with its business, including, but not limited to, information, observations and data obtained by Participant during Participant’s Continuous Service with the Company, an Affiliate or any predecessors thereof (including those obtained prior to the date of the Notice and Agreement) concerning (i) the business or affairs of the Company or any Affiliate (or such predecessors) and (ii) products, services, fees, costs, pricing structures, analyses, drawings, photographs and reports, computer software (including operating systems, applications and program listings), data bases, accounting and business methods, inventions, devices, new developments, methods and processes (whether patentable or unpatentable and whether or not reduced to practice), customers and clients and customer and client lists, all technology and trade secrets, and all similar and related information in whatever form. Notwithstanding the foregoing, “Confidential Information” will not include any information that has been published in a form generally available to the public prior to the date Participant proposes to disclose or use such information.

(c) Participant acknowledges and agrees that the existence, terms and amount of the Notice and Agreement is confidential in nature. In consideration of the Company granting RSUs to Participant, Participant agrees that the Notice and Agreement (i) will be kept confidential by Participant and (ii) will not, without the Company’s prior written consent, be disclosed to any employee of the Company or any other person (other than any attorney, accountant, or spouse of a Participant or as required by law).

(d) For the avoidance of doubt, this Section 1 does not prohibit or restrict the Participant (or the Participant’s attorney) from responding to any inquiry about the Notice and Agreement or its underlying facts and circumstances by the Securities and Exchange Commission, the Financial Industry Regulatory Authority, any other self-regulatory organization or governmental entity, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Participant understands and acknowledges that he or she does not need the prior authorization of the Company or an Affiliate thereof to make any such reports or disclosures and that he or she is not required to notify the Company that he has made such reports or disclosures.

(e) Notwithstanding anything in this Section 1 or elsewhere in the Notice and Agreement to the contrary, the Participant understands that he or she may, pursuant to the U.S. Defend Trade Secrets Act of 2016 (“DTSA”), without informing the Company prior to any such disclosure, disclose Confidential Information (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, without informing the Company prior to any such disclosure, if the Participant files a lawsuit against the Company for retaliation for reporting a suspected violation of law, the Participant may, pursuant to the DTSA, disclose Confidential Information to his or her attorney and use the Confidential Information in the court proceeding or arbitration, provided that the Participant files any document containing the Confidential Information under seal and does not otherwise disclose the Confidential Information, except pursuant to court order. Without prior authorization of the Company, however, the Company does not authorize the Participant to disclose to any third party (including any government official or any attorney the Participant may retain) any communications that are covered by the Company’s attorney-client privilege.

2. Covenants Not to Compete or Solicit.

(a) Non-Competition. During Participant’s Continuous Service and ending twelve (12) full months after the effective date of the termination of such Continuous Service (the “Restricted Period”), Participant shall not engage and shall cause his or her affiliates not to engage, directly or indirectly, either as principal, agent, consultant, proprietor, creditor, stockholder, director, officer or employee, or participate in the ownership, management, operation or control of any other business engaged in the Subject Business (as defined below) anywhere within the Restricted Territory (a “Prohibited Business”) except with the Company’s prior written consent (which may be withheld in the Company’s sole discretion). For purposes of the Notice and Agreement, “Subject Business” means the principal business conducted or actively contemplated by the Company or a Subsidiary thereof, as of the effective date of the termination of Participant’s Continuous Service with the Company or a Subsidiary thereof. For purposes of the Notice and Agreement, “Restricted Territory” means the territory described on Exhibit B attached hereto. Nothing herein shall prohibit Participant from being a passive owner of not more than one percent (1.0%) of the outstanding stock of any class of any corporation, which is publicly traded.

(b) Non-Solicitation. During the Restricted Period, Participant shall not and shall cause his or her affiliates not to directly or indirectly through another person (i) induce any employee of the Company or any of its Affiliates to leave the employ of the Company or any of its Affiliates, as applicable, or (ii) induce any customer, supplier, licensee, vendor or other business relation of the Company or any of its Affiliates to cease doing business with the Company or any of its Affiliates, or in any way intentionally interfere with the relationship between any such customer, supplier, licensee, vendor or business relation, on the one hand, and the Company or any of its Affiliates, on the other hand.

3. Intellectual Property Rights.

(a) Participant hereby assigns, transfers and conveys to the Company all of Participant’s right, title and interest in and to all Work Product. Participant agrees that all Work Product belongs in all instances to the Company. Participant will promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company or an Affiliate thereof (whether during or after the period of Participant’s Continuous Service with the Company or an Affiliate thereof) to establish and confirm the Company’s ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company (whether during or after the period of Participant’s Continuous Service with the Company) in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product. Participant recognizes and agrees that the Work Product, to the extent copyrightable, constitutes works for hire under the copyright laws of the United States.

(b) “Work Product” means all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, trade dress, logos and all similar or related information (whether patentable or unpatentable) which relates to the Company’s or any of its Affiliates’ actual or anticipated business, operations, research and development or existing or future products or services and which are conceived, developed or made by Participant (whether or not during usual business hours and whether or not alone or in conjunction with any other person) during the period of Participant’s Continuous Service together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing. Notwithstanding the foregoing, “Work Product” shall not include the patents and other assets set forth on Exhibit C hereto. Participant hereby represents and warrants that the patents and other assets owned by Participant set forth on Exhibit C are not related in any way to the Company, except as stated therein.

4. Non-Disparagement. The Participant shall not, in any manner, directly or indirectly, make any oral or written statement to any person that disparages or places the Company or an Affiliate thereof or any of their respective officers, shareholders or advisors, or any member of the Board, in a false or negative light; provided, however, that the Participant shall not be required to make any untruthful statement or to violate any law.

5. Enforcement.

(a) Participant understands that the restrictions set forth in Exhibit A to the Notice and Agreement may limit his or her ability to earn a livelihood in a business similar to the business of the Company or an Affiliate thereof, but he or she nevertheless believes that he or she has received and will receive sufficient consideration and other benefits in connection with his or her Continuous Service with the Company or an Affiliate thereof to clearly justify such restrictions which, in any event (given his or her education, skills and ability), Participant does not believe would prevent him or her from otherwise earning a living. Participant has carefully considered the nature and extent of the restrictions placed upon him or her by Exhibit A to the Notice and Agreement, and hereby acknowledges and agrees that the same are reasonable, do not confer a benefit upon the Company disproportionate to the detriment of Participant and are reasonable in time, scope and territory and necessary for the protection of the Company and its Affiliate and are an essential inducement to the Company’s grant of RSUs under the Plan.

(b) Because Participant’s services are unique and because Participant has access to Confidential Information and Work Product, the Parties hereto agree that money damages would be an inadequate remedy for any breach of the provisions of Exhibit A to the Notice and Agreement. Therefore, in the event of a breach or threatened breach of the restrictions in Exhibit A to the Notice and Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor at law or in equity, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security) or require Participant to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of the covenants contained in Exhibit A to the Notice and Agreement, if and when the judgment of a court of competent jurisdiction is so entered against Participant.

(c) If, at the time of enforcement of the restrictions provided in Exhibit A to the Notice and Agreement, a court or arbitrator holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area determined to be reasonable under the circumstances by such court or arbitrator, as applicable.

(d) Participant covenants and agrees that he or she will not seek to challenge the enforceability of the covenants contained in Exhibit A to the Notice and Agreement against the Company or any of its Affiliates, nor will Participant assert as a defense to any action seeking enforcement of the provisions contained in Exhibit A to the Notice and Agreement (including an action seeking injunctive relief) that such provisions are not enforceable due to lack of sufficient consideration received by Participant.

EXHIBIT B: RESTRICTED TERRITORY

United States

Exhibit C: Excluded Work Product

I have no inventions.

The following is a complete list of all Work Product relative to the subject matter of my Service with the Company that have been created by me, alone or jointly with others, prior to the Grant Date, which might relate to the Company’s present business:

Additional sheets attached.

Participant Signature: ______________________ Date: ________